                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              ____________________


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MAY 22, 1996



                             EZ COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


        VIRGINIA                     0-16265                   54-0829355
(State or other jurisdiction of    (Commission              (I.R.S. Employer
incorporation or organization)     File Number)            Identification No.)

           10800 MAIN STREET
           FAIRFAX, VIRGINIA                                      22030
(Address of principal executive offices)                       (Zip code)


                                 (703) 591-1000
              (Registrant's telephone number, including area code)

ITEM 2.(a)

     On May 22, 1996, Professional Broadcasting, Inc. ("PBI"), a wholly-owned subsidiary of the Registrant, acquired by purchase substantially all of the assets of radio station KYCW-FM serving Seattle, Washington, from Infinity Broadcasting Corporation of Washington ("Infinity"). Infinity, a Delaware corporation, is not an affiliate of the Registrant.

     The assets acquired consist of items of broadcasting and technical equipment utilized in the transmission of radio broadcast signals, Federal Communications Commission licenses and other items of real and personal property associated with the continuing operations of the broadcast facilities.

     PBI paid cash consideration in the amount of $26,000,000 to Infinity at closing for the acquired broadcasting assets. The purchase price was based upon an arms length negotiation considering the potential cash flow generated by the acquisition and consideration of the market in which the stations were located, the registrant's existing stations in that market, management, personnel, and the overall operation of the facilities as a going concern.

     The funds utilized in completing this acquisition were provided by proceeds from the Company's 1995 issuance of $150,000,000 of its 9 3/4% Senior Subordinated Notes due 2005 and by the Registrant's senior lending facility with The Chase Manhattan Bank, NA, individually and as an agent for other banks (the "Credit Facility").

ITEM 2.(b)

     The assets acquired by PBI were utilized by KYCW-FM for the purposes of radio broadcasting. The Registrant intends to continue such use.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Financial Statements of KYCW-FM.
              UNAUDITED
              - Condensed Balance Sheet as of March 31, 1996
              - Condensed Statement of Operations for the three months ended
                March 31, 1996
              - Condensed Statement of Cash Flows for the three months ended
                March 31, 1996
              - Notes to Condensed Financial Statements
              AUDITED
              - Report of Independent Auditors
              - Statement of Assets, Liabilities and Partners' Capital as of
                December 31, 1995
              - Statement of Income and Expenses for the year ended December
                31, 1995
              - Statement of Cash Flows for the year ended December 31, 1995
              - Notes to Financial Statements

         (b)  Pro Forma Financial Information (Unaudited)

              - Pro Forma Condensed Consolidated Balance Sheet as of March 31,
                1996
              - Pro Forma Condensed Consolidated Statement of Operations for
                the year ended December 31, 1995
              - Pro Forma Condensed Consolidated Statement of Operations for
                the three months ended March 31, 1996
              - Notes to Pro Forma Financial Statements


         (c)  Exhibits

Exhibit
Number                             Exhibit Title
- - -------                            -------------

10.42     --   Asset Purchase Agreement, dated as of February 7, 1996 by and between PBI and Infinity Broadcasting Corporation of Washington relating to KYCW-FM (KYCW purchase)(15)

10.43     --   Amended and Restated Asset Purchase Agreement, dated as of March
               15, 1996, by and between PBI and Infinity Broadcasting
               Corporation of Washington related to KYCW-FM(15)
__________
(15) Incorporated by reference to similarly numbered exhibit in the Company's Form 10-K as of December 31, 1995 (File No. 0-16265) originally filed with the Securities and Exchange Commission on March 29, 1996.

                INFINITY BROADCASTING CORPORATION OF WASHINGTON
                            CONDENSED BALANCE SHEET


                                                                 March 31,
                                                                   1996
                                                                ----------
                                                                (unaudited)
ASSETS
CURRENT ASSETS
  Cash                                                           $   201,842
  Accounts and trade receivable, less allowance of $78,245           535,960
  Prepaid and other current assets                                   279,938
                                                                ------------
    TOTAL CURRENT ASSETS                                           1,017,740

Property, plant and equipment, at cost                             1,511,000
  Less accumulated depreciation                                      288,501
                                                                ------------
                                                                   1,222,499

Intangible assets, at cost                                        24,489,000
  Less accumulated amortization                                      153,125
                                                                ------------
                                                                  24,335,875

    TOTAL ASSETS                                                 $26,576,114
                                                                ============

- - ----------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
  Accounts payable                                               $   323,372
  Deferred revenue                                                    60,919
  Other accrued expenses                                             157,583
                                                                ------------
    TOTAL CURRENT LIABILITIES                                        541,874

Intercompany payable to affiliate                                 27,071,484

STOCKHOLDERS' DEFICIT
  Accumulated deficit                                             (1,037,244)
                                                                ------------
                                                                  (1,037,244)
                                                                ------------

                                                                 $26,576,114
                                                                ============



SEE NOTES TO CONDENSED FINANCIAL STATEMENTS

                INFINITY BROADCASTING CORPORATION OF WASHINGTON
                       CONDENSED STATEMENT OF OPERATIONS
                                (in thousands)


                                                                 Three months
                                                                    ended
                                                                March 31, 1996
                                                                --------------
                                                                  (unaudited)

REVENUE
  Gross broadcasting revenue                                      $   705,018
  Less: agency commissions                                             84,630
                                                                 ------------
  Net broadcasting revenue                                            620,388
BROADCASTING EXPENSES                                                 890,619
                                                                 ------------
    STATION OPERATING LOSS BEFORE CORPORATE
    EXPENSES, DEPRECIATION AND AMORTIZATION                          (270,231)
Depreciation and amortization                                         441,626
                                                                 ------------
    OPERATING LOSS                                                   (711,857)
OTHER INCOME (EXPENSES)
  Interest expense                                                   (325,387)
                                                                 ------------

    NET LOSS                                                      $(1,037,244)
                                                                 ============




SEE NOTES TO CONDENSED FINANCIAL STATEMENTS

                INFINITY BROADCASTING CORPORATION OF WASHINGTON
                       CONDENSED STATEMENT OF CASH FLOWS
                                (in thousands)



                                                                 Three months
                                                                     ended
                                                                March 31, 1996
                                                                --------------
                                                                  (unaudited)

OPERATING ACTIVITIES
  Net loss                                                       $ (1,037,244)
  Adjustments to reconcile net loss to net cash used in
   operating activities:
    Depreciation and amortization                                     441,626
    Other charges not affecting cash                                   78,245
    Net changes in operating assets and liabilities                  (352,269)
                                                                 ------------
     NET CASH USED IN OPERATING ACTIVITIES                           (869,642)
INVESTING ACTIVITIES
  Purchases of radio station                                      (26,000,000)
                                                                 ------------
     NET CASH USED IN INVESTING ACTIVITIES                        (26,000,000)
FINANCING ACTIVITIES
  Increase in intercompany payable to affiliate                    27,071,484
                                                                 ------------
     NET CASH PROVIDED BY FINANCING ACTIVITIES                     27,071,484
                                                                 ------------

     INCREASE IN CASH                                                 201,842
     CASH AT BEGINNING OF PERIOD                                            0
                                                                 ------------
     CASH AT END OF PERIOD                                       $    201,842
                                                                 ============



SEE NOTES TO CONDENSED FINANCIAL STATEMENTS

                INFINITY BROADCASTING CORPORATION OF WASHINGTON
                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                MARCH 31, 1996
                                  (UNAUDITED)

1.  BASIS OF PRESENTATION

    The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996. For further information, refer to the audited financial statements and footnotes thereto.


2.  DESCRIPTION OF BUSINESS

    In September 1995, Infinity Broadcasting Corporation ("Infinity") entered into an agreement to acquire all of the radio station assets, excluding cash balances, of Alliance Broadcasting, L.P., including station KYCW-FM serving Seattle, Washington. Infinity Broadcasting Corporation of Washington (the "Company") is a wholly-owned subsidiary of Infinity and was formed to own and operate KYCW-FM (the "station"). The transfer of the broadcast licenses to Infinity was effective January 1996.


3.  SUBSEQUENT EVENTS

    In March 1996, the Company entered into an agreement to sell substantially all of the fixed and intangible assets of the station to Professional Broadcasting, Incorporated ("PBI"), a wholly-owned subsidiary of EZ Communications, Inc. ("EZ"), for $26,000,000, subject to certain regulatory approval and certain other conditions. At the same time, PBI began programming and marketing KYCW-FM pursuant to a local marketing agreement. The sale was consummated in May 1996. The station's accounts receivable and certain other assets did not convey as part of the purchase.

                         Audited Financial Statements

                      Alliance Broadcasting Rainier, L.P.
                                (A Partnership)


                          YEAR ENDED DECEMBER 31, 1995
                      WITH REPORT OF INDEPENDENT AUDITORS

                      Alliance Broadcasting Rainier, L.P.
                                (A Partnership)

                         Audited Financial Statement

                         Year ended December 31, 1995


                                   CONTENTS


Report of Independent Auditors.......................................     1

Audited Financial Statements

Statement of Assets, Liabilities and Partners' Capital...............     2
Statement of Income and Expenses.....................................     3
Statement of Cash Flows..............................................     4
Notes to Financial Statements........................................   5-7

                                 [LETTERHEAD]




                        Report of Independent Auditors


Board of Directors
EZ Communications, Inc.

We have audited the accompanying statement of assets, liabilities and partners' capital of Alliance Broadcasting Rainier, L.P. as of December 31, 1995 and the related statements of income and expenses and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alliance Broadcasting Rainier, L.P. at December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                       Ernst & Young LLP


May 15, 1996

                      Alliance Broadcasting Rainier, L.P.
                               (A Partnership)


            Statement of Assets, Liabilities and Partners' Capital



                                                                DECEMBER 31
                                                                    1995
                                                                ------------

ASSETS
Current assets:
  Cash                                                           $    13,480
  Accounts and trade receivable, less allowance
   of $74,874                                                        700,507
  Prepaid and other current assets                                   113,824
                                                                ------------
    Total current assets                                             827,811

Property and equipment
  Land                                                               101,000
  Broadcast equipment                                                694,367
  Furniture, fixtures and vehicles                                   353,790
  Computer equipment                                                  94,267
  Leasehold improvements                                              30,380
                                                                ------------
                                                                   1,273,804
  Less accumulated depreciation                                     (256,128)
                                                                ------------
                                                                   1,017,676

Intangible assets:
  FCC license                                                     11,161,500
  Other                                                              930,239
                                                                ------------
                                                                  12,091,739
  Less accumulated amortization                                     (869,829)
                                                                ------------
                                                                  11,221,910
                                                                ------------
Total assets                                                     $13,067,397
                                                                ============

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Accounts payable                                               $   129,105
  Other accrued expenses                                             204,220
                                                                ------------
    Total current liabilities                                        333,325

Intercompany payable to affiliate                                  4,317,287

Partners' capital:
  General partner                                                     84,168
  Limited partner                                                  8,332,617
                                                                ------------
    Total partners' capital                                        8,416,785
                                                                ------------
Total liabilities and partners' capital                          $13,067,397
                                                                ============



SEE ACCOMPANYING NOTES.

                      Alliance Broadcasting Rainier, L.P.
                               (A Partnership)

                       Statement of Income and Expenses



                                                                YEAR ENDED
                                                                DECEMBER 31
                                                                   1995
                                                                -----------

Revenue:
  Gross broadcasting revenue                                    $ 4,309,286
  Less agency commissions                                           647,212
                                                                -----------
    Net broadcasting revenue                                      3,662,074

Broadcasting expenses:
  Program expenses                                                1,064,383
  Selling expenses                                                1,065,727
  Technical expenses                                                186,911
  Promotional expenses                                              576,337
  General and administrative expenses                             1,259,060
                                                                -----------
    Total broadcasting expenses                                   4,152,418
                                                                -----------

  Station operating loss before corporate expenses,
   depreciation and amortization                                   (490,344)

Corporate expenses                                                 (300,000)
Depreciation and amortization                                      (766,071)
                                                                -----------
  Operating loss                                                 (1,556,415)

Other (expenses) income:
  Interest expense                                                  (19,041)
  Interest income                                                     4,657
  Loss on sale of asset                                              (2,499)
                                                                -----------
Net loss                                                         (1,573,298)

Partners' capital, beginning of year                              9,990,083
                                                                -----------
Partners' capital, end of year                                  $ 8,416,785
                                                                ===========



SEE ACCOMPANYING NOTES.

                      Alliance Broadcasting Rainier, L.P.
                               (A Partnership)

                            Statement of Cash Flows




                                                                YEAR ENDED
                                                                DECEMBER 31
                                                                    1995
                                                                -----------

OPERATING ACTIVITIES
Net loss                                                         $(1,573,298)
Adjustments to reconcile net loss to net cash (used in)
 operating activities:
  Depreciation and amortization                                      766,071
  Bad debt expense                                                   119,582
  Loss on sale of asset                                                2,499
  Changes in operating assets and liabilities:
    Increase in accounts and trade receivable                       (185,080)
    Increase in prepaid and other current assets                     (22,713)
    Increase in accounts payable and other accrued expenses            9,214
                                                                ------------
Net cash (used in) operating activities                             (883,725)

INVESTING ACTIVITIES
Purchases of property and equipment                                 (303,810)
Net proceeds on sale of property and equipment                         4,031
                                                                ------------
Net cash (used in) investing activities                             (299,779)

FINANCING ACTIVITIES
Borrowings on intercompany payable to affiliate                    1,025,785
                                                                ------------
Net cash provided by financing activities                          1,025,785
                                                                ------------

Decrease in cash                                                    (157,719)
Cash at beginning of year                                            171,199
                                                                ------------
Cash at end of year                                              $    13,480
                                                                ============



SEE ACCOMPANYING NOTES.

                      Alliance Broadcasting Rainier, L.P.
                               (A Partnership)

                        Notes to Financial Statements


1.  ORGANIZATION

Alliance Broadcasting Rainier, L.P. ("Rainier") was formed as a limited partnership in June, 1994 for the purpose of acquiring the broadcast license and certain fixed assets of radio station "KYCW-FM" in Seattle, Washington. Rainier's 1% general partner, Alliance Broadcasting Management, Inc. ("ABMI"), is a corporation wholly owned by Rainier's 99% limited partner, Alliance Broadcasting, L.P. ("Alliance").

Rainier maintains its accounting records and prepares its financial statements in conformity with generally accepted accounting principles. Financial statements prepared on this basis require the use of management's estimates.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


REVENUE RECOGNITION

Revenue from the sale of air time is recognized at the time the program or advertisement is broadcast. Agency commissions are deducted from gross revenue, reflecting the net amount due to the station.


ADVERTISING EXPENSES

Rainier expense advertising costs as they are incurred.


PROPERTY AND EQUIPMENT

Property and equipment are stated on the basis of cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, ranging from five to ten years for broadcasting equipment and furniture and other equipment. Expenditures for maintenance and repairs are charged to operations as incurred.

                      Alliance Broadcasting Rainier, L.P.
                               (A Partnership)

                   Notes to Financial Statements (continued)


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED


INTANGIBLE ASSETS

Intangible assets are stated on the basis of cost and are amortized using the straight-line method. Goodwill and broadcast licenses are amortized over 25 years, and other assets are amortized over five years. The periods of amortization and the carrying value of intangible assets are evaluated annually to determine whether circumstances warrant their revision.


TRADE RECEIVABLES AND DEFERRED INCOME

In the course of business, Rainier trades air time for goods and services used principally for promotional sales and other business activities. These transactions are recorded at the estimated fair value of the merchandise or services received. Revenue from barter transactions is recognized as income when advertisements are broadcast, and merchandise or services are charged to expense when used.


3.  RELATED PARTY TRANSACTIONS

During 1995, Rainier's limited partner, Alliance, provided certain services to the station including management, legal, accounting, insurance, and other corporate services. The station was charged $300,000 for these corporate services. In the opinion of management, these charges have been made on a basis which is reasonable; however, they are not necessarily indicative of the level of expenses which might have been incurred by Rainier on a stand-alone basis.

Substantially all cash receipts are remitted to Alliance net of any needed cash draws. There are no terms of settlement or interest expense associated with this intercompany account. The amount due to/from affiliate is classified as a current asset or liability, as the case may be.


4.  INCOME TAXES

The Partners, ABMI and Alliance, are individually responsible for federal and state income taxes on Partnership income or loss. Accordingly, no income tax provision has been made in the financial statements.

                      Alliance Broadcasting Rainier, L.P.
                               (A Partnership)

                   Notes to Financial Statements (continued)


5.  COMMITMENTS

Rainier leases office and storage space which includes escalation clauses based on the cost of living index and reimbursement clauses for the tenant's pro-rata share of real estate taxes and operating expenses. The operating lease includes renewal provisions which may be exercised at the option of the Partnership.

Future minimum payments under the noncancelable operating lease at December 31, 1995 is approximately as follows:

                   1996                 $206,600
                   1997                  212,800
                   1998                   17,700
                                        --------
                                        $437,100
                                        ========

Rent expense for 1995 totaled approximately $200,600.


6.  SUBSEQUENT EVENTS

In September 1995, Alliance entered into an agreement to sell the radio station assets, excluding cash balances, of its broadcast subsidiaries (including Rainier) to Infinity Broadcast Corporation ("Infinity") for $275 million. The transfer of Rainier's license to Infinity was effective January, 1996.

In March 1996, Infinity entered into an agreement to sell substantially all of the fixed and intangible assets of Rainier to Professional Broadcasting, Incorporated ("PBI"), a wholly-owned subsidiary of EZ Communications, Inc. ("EZ"), for $26,000,000, subject to certain regulatory approval and other conditions. The sale is expected to be consummated in May, 1996. At the same time, PBI began programming and marketing KYCW-FM pursuant to a local marketing agreement ("LMA"). The station's accounts receivable and certain other assets will not convey as part of the purchase.

                             EZ COMMUNICATIONS, INC.
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


The following unaudited condensed consolidated pro forma financial statements set forth the pro forma results of operations and financial condition for the purchase of substantially all of the fixed and intangible assets of radio station KYCW-FM serving Seattle, Washington from Infinity Broadcasting Corporation of Washington on May 22, 1996, under the purchase method of accounting. The following unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition as if the foregoing had occurred on March 31, 1996. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1995 and the three months ended March 31, 1996 give effect to (i) the purchase and (ii) the Company's issuance of $150,000,000 of its 9 3/4% Senior Subordinated Notes due 2005 (the "Notes") which closed in November, 1995, as if the foregoing had occurred at the beginning of the periods presented.

These unaudited pro forma condensed consolidated financial statements may not be indicative of the results that actually would have occurred if the transactions described above had been completed as of the dates indicated above or that may be attained in the future. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of Alliance Broadcasting Rainier, L.P. and related notes thereto included elsewhere herein or delivered with this Form 8-K, the Company's audited consolidated financial statements and notes thereto and the Annual Report on Form 10-K for the year ended December 31, 1995 and the Company's Form 10-Q for the three months ended March 31, 1996.

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                MARCH 31, 1996
                            (DOLLARS IN THOUSANDS)


                                       Pro Forma Adjustments
                                       ---------------------        Company
                                                    For the        Pro Forma
                                        As        Kansas City      Condensed
                                     Reported     Acquisition     Consolidated
                                     --------     -----------     ------------

ASSETS
  Cash                               $ 24,315      $(18,500)(1)      $  5,815
  Accounts receivable, net             14,136                        $ 14,136
  Other current assets                  5,011                           5,011
                                    -----------------------------------------
     Total current assets              43,462       (18,500)           24,962

  Property, plant & equipment          43,766         2,500 (1)        46,266
    Less accumulated depreciation     (22,011)                        (22,011)
                                    -----------------------------------------
                                       21,755         2,500            24,255
  Intangible assets                   165,745        23,500 (1)       189,245
    Less accumulated amortization     (17,212)                        (17,212)
                                    -----------------------------------------
                                      148,533        23,500           172,033
  Other assets                          6,884                           6,884
                                    -----------------------------------------
     Total assets                    $220,634      $  7,500          $228,134
                                    =========================================

Liabilities & Shareholders' Equity
  Current liabilities                $ 11,083                        $ 11,083
  Long-term debt:
    Credit Facility                         0      $  7,500 (1)         7,500
    Kansas City Note Payable           13,000                          13,000
    Senior Subordinated Notes         148,857                         148,857
                                    -----------------------------------------
      Total long-term debt            161,857         7,500           169,357
  Other liabilities                     7,767                           7,767
                                    -----------------------------------------
      Total liabilities               180,707         7,500           188,207

Shareholders' equity                   39,927                          39,927
                                    -----------------------------------------

      Total liabilities and
      Shareholders' equity           $220,634      $  7,500          $228,134
                                    =========================================



SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                            (DOLLARS IN THOUSANDS)



                                                                    FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                                    Pro Forma Adjustments
                                                                                    ---------------------
                                                                                           For the
                                                                                         Acquisition         Company
                                                                                          of Station        Pro Forma
                                                                        For the            KYCW-FM          Condensed
                                                      As Reported        Notes             Seattle         Consolidated
                                                      -----------       -------          -----------       ------------

Gross revenue                                         $  95,642        $                 $  4,309 (2)        $ 99,951
Less: agency commissions                                 11,974                               647 (2)          12,621
                                                      ---------------------------------------------------------------
    Net revenue                                          83,668                             3,662              87,330

Broadcasting expenses                                    55,652                             4,152 (2)          59,804
                                                      ---------------------------------------------------------------
    Station operating income                             28,016                              (490)             27,526
Corporate expenses                                        3,556                                                 3,556
Depreciation and amortization                             6,757        $    458 (4)           838 (2)           8,053
                                                      ---------------------------------------------------------------
    Operating income                                     17,703            (458)           (1,328)             15,917
Other income (expense)
  Interest expense, net                                 (10,799)         (3,826)(5)                           (14,625)
  Other income and expenses, net                           (685)                                                 (685)
                                                      ---------------------------------------------------------------
Income (loss) before taxes and extraordinary item         6,219          (4,284)           (1,328)                607
Federal and state income tax (expense)/benefit           (2,975)          1,499 (6)           465 (6)          (1,011)
                                                      ---------------------------------------------------------------
Income (loss) before extraordinary item                   3,244          (2,785)             (863)               (404)
Extraordinary loss, net                                  (1,001)                                               (1,001)
                                                      ---------------------------------------------------------------
Net income (loss)                                     $   2,243        $ (2,785)         $   (863)           $ (1,405)
                                                      ===============================================================


                                                                  FOR THE TREE MONTHS ENDED MARCH 31, 1996

                                                                                    Pro Forma Adjustments
                                                                                    ---------------------
                                                                                           For the
                                                                                         Acquisition         Company
                                                                                          of Station        Pro Forma
                                                                                           KYCW-FM          Condensed
                                                      As Reported                          Seattle         Consolidated
                                                      -----------                        -----------       ------------

Gross revenue                                         $  22,157                          $    705 (2)         $ 22,862
Less: agency commissions                                  2,784                                85 (2)            2,869
                                                      ---------------------------------------------------------------
    Net revenue                                          19,373                               620               19,993

Broadcasting expenses                                    14,360                               891 (2)          15,251
                                                      ---------------------------------------------------------------
    Station operating income                              5,013                              (271)              4,742
Corporate expenses                                          913                                                   913
Depreciation and amortization                             2,142                               210 (2)           2,352
                                                      ---------------------------------------------------------------
    Operating income                                      1,958                              (481)              1,477
Other income (expense)
  Interest expense, net                                  (4,039)                             (169)(3)          (4,208)
  Other income and expenses, net                            149                                                   149
                                                      ---------------------------------------------------------------
Loss before taxes and extraordinary item                 (1,932)                             (650)             (2,582)
Federal and state income tax (expense)/benefit              563                               228 (6)             791
                                                      ---------------------------------------------------------------
Net (loss)                                            $  (1,369)                         $   (423)           $ (1,792)
                                                      ===============================================================


                            EZ COMMUNICATIONS, INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS


     (1) Adjusted to reflect the acquisition of station KYCW-FM Seattle as if it had occurred on March 31, 1996. The acquisition will be accounted for using the purchase method of accounting. The Company estimates that the purchase price of approximately $26,000,000 will be allocated as follows (in thousands):

     Broadcast equipment               $ 2,500
     Goodwill and broadcast license     23,500
                                       -------
                                       $26,000

The adjustments reflect the funding of the purchase price with approximately $18,500,000 of proceeds from the November 1995 sale of $150,000,000 of the Company's 9 3/4% Senior Subordinated Notes due 2005 (the "Notes") and $7,500,000 from borrowings under the Company's Senior Credit Facility.


     (2) Adjusted for the May 1996 acquisition of station KYCW-FM Seattle (the Company began programming and marketing the station effective March 1996 pursuant to the terms of a local marketing agreement ("LMA")). This adjustment reflects revenue and broadcasting expenses of the acquired station from the beginning of the period presented to the date of the commencement of the LMA and pro forma depreciation and amortization (assuming useful lives of ten years for broadcast equipment and 40 years for goodwill and broadcast licenses), based on the allocated purchase prices of these stations, from the beginning of the period presented to the date of the acquisition.


     (3) Represents additional interest expense of $169,000 on increased outstanding debt of $7,500,000 relating to the acquisition of KYCW-FM assuming an average interest rate of 9%.


     (4) Adjusted to reflect the amortization of offering costs of $5,000,000 over the term of the Notes.


     (5) Represents adjustment to increase interest expense associated with the Notes as if they were issued at the beginning of the period presented. The following table presents a detail of the pro forma interest expense (in thousands):
                                          Year
                                          Ended
                                       December 31,
                                           1995
                                       ------------
     Pro forma interest expense
     --------------------------
     For the Notes                      $ 14,625
     Less: aggregate historical
           interest expense              (10,799)
                                       ---------
     Pro forma adjustment               $  3,826
                                       =========


     (6)  Assumes an effective tax rate of 35%.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 6, 1996                           EZ COMMUNICATIONS, INC.



                                        By:      Ronald H. Peele, Jr.
                                            -----------------------------
                                            Ronald H. Peele, Jr.
                                            Chief Financial Officer and
                                            Chief Accounting Officer